Exhibit 99.1

Press Contact:	Investor Relations Contact:
Marc Musgrove	Melissa Selcher
Cisco	Cisco
+1 (408) 525-6320	+1 408 424-1335
mmusgrov@cisco.com	mselcher@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2011 EARNINGS

•	Q4 Net Sales: $11.2 billion

•	Q4 Net Income: $1.2 billion GAAP; $2.2 billion non-GAAP

•	Q4 Earnings per Share: $0.22 GAAP; $0.40 non-GAAP

•	FY 2011 Net Sales: $43.2 billion

•	FY 2011 Net Income: $6.5 billion GAAP; $9.0 billion non-GAAP

•	FY 2011 Earnings per Share: $1.17 GAAP; $1.62 non-GAAP

SAN JOSE, Calif. – August 10, 2011 – Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its fourth quarter and fiscal year results for the period ended July 30, 2011. Cisco reported fourth quarter net sales of $11.2 billion, net income on a generally accepted accounting principles (GAAP) basis of $1.2 billion or $0.22 per share, and non-GAAP net income of $2.2 billion or $0.40 per share.

“We’ve made significant progress on our comprehensive action plan to position ourselves for our next stage of growth and profitability, while delivering solid financial results in Q4,” said John Chambers, chairman and CEO, Cisco. “As we start our next fiscal year, you will see a very focused, agile, lean and aggressive company, that is laser focused on helping our customers use intelligent networks to transform their businesses.”

Q4 GAAP Results

	Q4 2011	Q4 2010	Vs. Q4 2010
Net Sales	$11.2 billion	$10.8 billion	3.3%
Net Income	$1.2 billion	$1.9 billion	(36.3)%
Earnings per Share	$0.22	$0.33	(33.3)%

Q4 Non-GAAP Results

	Q4 2011	Q4 2010	Vs. Q4 2010
Net Income	$2.2 billion	$2.5 billion	(12.4)%
Earnings per Share	$0.40	$0.43	(7.0)%

Fiscal Year GAAP Results

	FY 2011	FY 2010	Vs. FY 2010
Net Sales	$43.2 billion	$40.0 billion	7.9%
Net Income	$6.5 billion	$7.8 billion	(16.4)%
Earnings per Share	$1.17	$1.33	(12.0)%

Fiscal Year Non-GAAP Results

	FY 2011	FY 2010	Vs. FY 2010
Net Income	$9.0 billion	$9.4 billion	(4.3)%
Earnings per Share	$1.62	$1.61	0.6%

GAAP net income for the fourth quarter and fiscal year 2011 included pretax charges of $772 million and $923 million, respectively, related to restructuring and other charges. A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table on page 7.

Cisco will discuss fourth quarter and fiscal year 2011 results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Other Financial Highlights

•

Cash flows from operations were $2.8 billion for the fourth quarter of fiscal 2011, compared with $3.0 billion for the third quarter of fiscal 2011, and compared with $3.2 billion for the fourth quarter of fiscal 2010. Cash flows from operations were $10.1 billion for fiscal 2011, compared with $10.2 billion for fiscal 2010.

•

Cash and cash equivalents and investments were $44.6 billion at the end of fiscal 2011, compared with $43.4 billion at the end of the third quarter of fiscal 2011, and compared with $39.9 billion at the end of fiscal 2010.

•

During the fourth quarter of fiscal 2011, Cisco repurchased 95 million shares of common stock under the stock repurchase program at an average price of $15.85 per share for an aggregate purchase price of $1.5 billion. During fiscal 2011, Cisco repurchased 351 million shares of common stock at an average price of $19.36 per share for an aggregate purchase price of $6.8 billion. As of July 30, 2011, Cisco had repurchased and retired 3.5 billion shares of Cisco common stock at an average price of $20.64 per share for an aggregate purchase price of approximately $71.8 billion since the inception of the stock repurchase program. The remaining authorized amount for stock repurchases under this program as of July 30, 2011 was approximately $10.2 billion with no termination date.

•

Days sales outstanding in accounts receivable (DSO) at the end of the fourth quarter of fiscal 2011 were 38 days, compared with 37 days at the end of the third quarter of fiscal 2011, and compared with 41 days at the end of the fourth quarter of fiscal 2010.

•

Inventory turns on a GAAP basis were 11.8 in the fourth quarter of fiscal 2011, compared with 11.1 in the third quarter of fiscal 2011, and compared with 12.6 in the fourth quarter of fiscal 2010. Non-GAAP inventory turns were 11.4 in the fourth quarter of fiscal 2011, compared with 10.3 in the third quarter of fiscal 2011, and compared with 12.1 in the fourth quarter of fiscal 2010.

Select Global Business Highlights

•	Xerox and Cisco announced that they intend to form an alliance to simplify IT management by delivering cloud-based services and technology solutions that combine network intelligence and print.

Cisco Innovation

•

Cisco introduced multiple innovations for its flagship Catalyst® 6500 Series Switches, providing customers with the capability to evolve their network infrastructure for the coming decade’s proliferation of connected devices, growth of video traffic, cloud computing business models and increasingly mobile workforces.

•	Cisco introduced AppHQ™, an application ecosystem built specifically for Cisco Cius™ that provides new ways to create, manage and rapidly deploy tablet applications in the enterprise.

•	Cisco announced the industry’s first 60-watt Power over Ethernet capability for one of the most widely deployed enterprise-class switches in the industry, the Catalyst 4500E Switch.

•

Cisco introduced new technology to increase the efficiency and security of cloud-based networks so that information can be delivered instantly, with industry-leading security to more people, on more devices, in more locations.

•	Cisco introduced a number of new telepresence products and enhancements designed to give customers new ways to simply, quickly and cost effectively scale telepresence throughout their organizations.

•

Cisco introduced new solutions to help sports and entertainment venues and service providers enhance wireless bandwidth and performance in high-density areas while monetizing the delivery of personalized mobile experiences.

Select Customer Announcements

•

NASDAQ OMX PHLX, the Philadelphia-based, high-performance options trading exchange, deployed Cisco Nexus® 5000 Series Switches and the Cisco Nexus 2000 Series Fabric Extender (FEX), which provides scalability and a simplified, single point of management capability.

•	Comcast, Tata Communications, and China Telecom selected the Cisco ASR 9000 Series Aggregation Services Routers to support the delivery of advanced services to their respective customers.

•	Travelport selected Cisco Unified Computing System™ and Cisco Nexus Switches to increase business efficiency and scalability.

•

Cisco and New Songdo International City Development in Korea joined forces to create what is anticipated to become one of the most technologically advanced Cisco Smart+Connected Communities™ in the world.

•	Cisco Cius and Nervecentre Software are helping Nottingham University Hospitals NHS Trust redirect 8,000 hours of annual nursing time into hands-on patient care.

•	Polish Telecom boosted its network with Cisco CRS-3 Carrier Routing System and Cisco ASR 9000 Series Aggregation Services Routers to help build out video, mobile and cloud computing services.

•	Law firm Minter Ellison selected Cisco technology to connect industry and government clients in Australia, Hong Kong, the People’s Republic of China, New Zealand and the United Kingdom.

•

Russian mobile operator SkyLink completed the modernization of its Packet Data Serving Node (PDSN) and migrated data traffic to an intelligent platform based on the Cisco ASR 5000 Series Aggregation Services Router.

•	Argentinean bank Banco Supervielle adopted Cisco Borderless Network Architecture to accelerate processes, improve productivity and reduce operational costs.

Editor’s Note:

•

Q4 and fiscal year 2011 conference call to discuss Cisco’s results along with its business outlook will be held at 1:30 p.m. Pacific Time, Wednesday, August 10, 2011. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, August 10, 2011 to 4:30 p.m. Pacific Time, August 17, 2011 at 866-357-4205 (United States) or 203-369-0122 (international). The replay also will be available via webcast from August 10, 2011 through October 21, 2011 on the Cisco Investor Relations website at http://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 10, 2011. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as statements regarding Cisco’s next stage of growth and profitability and its future strategy and plans) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain market adjacencies and geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-K and 10-Q, filed on September 21, 2010 and May 25, 2011, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-Q and report on Form 8-K filed on March 9, 2011, as each may be amended from time to time. Cisco’s results of operations for the three and twelve months ended July 30, 2011 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income and non-GAAP net income per share data when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, other acquisition-related costs, significant asset impairments and restructurings, the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future, there may be other items, such as significant gains or losses from contingencies, that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright © 2011 Cisco Systems, Inc. and or its affiliates. All rights reserved. Cisco, the Cisco logo, Cisco Systems, AppHQ, Catalyst, Cisco Cius, Cisco Nexus, Cisco Smart+Connected Communities, and Cisco Unified Computing System are registered trademarks or trademarks of Cisco and/or its affiliates in the United States and other countries. Third party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 30, 2011	July 31, 2010	July 30, 2011	July 31, 2010
NET SALES:
Product	$8,921	$8,808	$34,526	$32,420
Service	2,274	2,028	8,692	7,620

Total net sales	11,195	10,836	43,218	40,040

COST OF SALES:
Product	3,579	3,309	13,647	11,620
Service	755	734	3,035	2,777

Total cost of sales	4,334	4,043	16,682	14,397

GROSS MARGIN	6,861	6,793	26,536	25,643

OPERATING EXPENSES:
Research and development	1,484	1,391	5,823	5,273
Sales and marketing	2,520	2,368	9,812	8,782
General and administrative	532	578	1,908	1,933
Amortization of purchased intangible assets	101	131	520	491
Restructuring and other charges	768	—	799	—

Total operating expenses	5,405	4,468	18,862	16,479

OPERATING INCOME	1,456	2,325	7,674	9,164
Interest income	164	154	641	635
Interest expense	(148)	(169)	(628)	(623)
Other income (loss), net	(5)	108	138	239

Interest and other income, net	11	93	151	251

INCOME BEFORE PROVISION FOR INCOME TAXES	1,467	2,418	7,825	9,415
Provision for income taxes	235	483	1,335	1,648

NET INCOME	$1,232	$1,935	$6,490	$7,767

Net income per share:
Basic	$0.22	$0.34	$1.17	$1.36

Diluted	$0.22	$0.33	$1.17	$1.33

Shares used in per-share calculation:
Basic	5,478	5,688	5,529	5,732

Diluted	5,496	5,795	5,563	5,848

Cash dividends declared per common share	$0.06	$—	$0.12	$—

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	July 30, 2011	July 31, 2010	July 30, 2011	July 31, 2010
GAAP net income	$1,232	$1,935	$6,490	$7,767
Adjustments to cost of sales:
Share-based compensation expense	56	57	238	221
Amortization of acquisition-related intangible assets(1)	96	93	463	255
Significant asset impairments and restructurings(2)	4	—	124	—

Total adjustments to GAAP cost of sales	156	150	825	476

Adjustments to operating expenses:
Share-based compensation expense	327	334	1,382	1,296
Amortization of acquisition-related intangible assets(1)	101	131	520	491
Other acquisition-related costs	8	43	131	161
Significant asset impairments and restructurings(2)	768	120	799	120

Total adjustments to GAAP operating expenses	1,204	628	2,832	2,068

Adjustments to other income, net:
Other acquisition-related costs	—	(2)	—	8

Total adjustments to GAAP income before provision for income taxes	1,360	776	3,657	2,552

Income tax effect	(397)	(204)	(1,049)	(723)
Significant tax matters (3)(4)	—	—	(65)	(158)

Total adjustments to GAAP provision for income taxes	(397)	(204)	(1,114)	(881)

Non-GAAP net income	$2,195	$2,507	$9,033	$9,438

Diluted net income per share:
GAAP	$0.22	$0.33	$1.17	$1.33

Non-GAAP	$0.40	$0.43	$1.62	$1.61

(1)

Amortization of acquisition-related intangible assets for fiscal 2011 includes impairment charges of approximately $155 million, with $63 million recorded in product cost of sales and $92 million in operating expenses.

(2)

Significant asset impairments and restructurings for the three months ended July 30, 2011 consist of $453 million in charges for a voluntary early retirement program, $214 million for employee severance, $61 million related to the planned sale of our Juarez, Mexico manufacturing facility, and $44 million of residual costs related to exiting, realigning and restructuring certain aspects of our consumer business announced in the third quarter of fiscal 2011 ($4 million of which is included in cost of sales). For fiscal 2011 significant asset impairments and restructurings totaled $923 million ($124 million of which is included in cost of sales) which includes $151 million of charges taken in the third quarter of fiscal 2011 primarily related to exiting, realigning and restructuring certain aspects of our consumer business.

(3)

In the second quarter of fiscal 2011, the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 reinstated the U.S. federal R&D tax credit, retroactive to January 1, 2010. GAAP net income for fiscal 2011 included a $65 million tax benefit related to fiscal 2010 R&D expenses. Non-GAAP net income for fiscal 2011 excluded the $65 million tax benefit related to fiscal 2010 R&D expenses.

(4)

In the third quarter of fiscal 2010, the U.S. Court of Appeals for the Ninth Circuit affirmed a 2005 U.S. Tax Court ruling in Xilinx, Inc. v. Commissioner. The decision affirmed the tax treatment of share-based compensation expenses for the purpose of determining intangible development costs under a company’s research and development cost sharing arrangement. While Cisco was not a party to the case, as a result of this ruling, the Company recorded a tax benefit of $158 million as a reduction to the provision for income taxes during fiscal 2010.

Additional reconciliations between GAAP and non-GAAP financial measures are provided in the tables that follow on page 11.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 30, 2011	July 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$7,662	$4,581
Investments	36,923	35,280
Accounts receivable, net of allowance for doubtful accounts of $204 at July 30, 2011 and $235 at July 31, 2010	4,698	4,929
Inventories	1,486	1,327
Financing receivables, net	3,111	2,303
Deferred tax assets	2,410	2,126
Other current assets	941	875

Total current assets	57,231	51,421
Property and equipment, net	3,916	3,941
Financing receivables, net	3,488	2,614
Goodwill	16,818	16,674
Purchased intangible assets, net	2,541	3,274
Other assets	3,101	3,206

TOTAL ASSETS	$87,095	$81,130

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$588	$3,096
Accounts payable	876	895
Income taxes payable	120	90
Accrued compensation	3,163	3,129
Deferred revenue	8,025	7,664
Other current liabilities	4,734	4,359

Total current liabilities	17,506	19,233
Long-term debt	16,234	12,188
Income taxes payable	1,191	1,353
Deferred revenue	4,182	3,419
Other long-term liabilities	723	652

Total liabilities	39,836	36,845
Total equity	47,259	44,285

TOTAL LIABILITIES AND EQUITY	$87,095	$81,130

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Twelve Months Ended
	July 30, 2011	July 31, 2010
Cash flows from operating activities:
Net income	$6,490	$7,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	2,486	2,030
Share-based compensation expense	1,620	1,517
Provision for doubtful accounts	7	44
Deferred income taxes	(157)	(477)
Excess tax benefits from share-based compensation	(71)	(211)
Net gains on investments	(213)	(223)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	298	(1,528)
Inventories	(147)	(158)
Financing receivables, net	(1,534)	(928)
Other assets	275	(98)
Accounts payable	(28)	139
Income taxes payable	(156)	55
Accrued compensation	(64)	565
Deferred revenue	1,028	1,531
Other liabilities	245	148

Net cash provided by operating activities	10,079	10,173

Cash flows from investing activities:
Purchases of investments	(37,130)	(48,690)
Proceeds from sales of investments	17,538	19,300
Proceeds from maturities of investments	18,117	23,697
Acquisition of property and equipment	(1,174)	(1,008)
Acquisition of businesses, net of cash and cash equivalents acquired	(266)	(5,279)
Change in investments in privately held companies	(41)	(79)
Other	22	128

Net cash used in investing activities	(2,934)	(11,931)

Cash flows from financing activities:
Issuances of common stock	1,831	3,278
Repurchases of common stock	(6,896)	(7,864)
Short-term borrowings, maturities less than 90 days, net	512	41
Issuances of debt, maturities greater than 90 days	4,109	4,944
Repayments of debt, maturities greater than 90 days	(3,113)	—
Excess tax benefits from share-based compensation	71	211
Dividends paid	(658)	—
Other	80	11

Net cash (used in) provided by financing activities	(4,064)	621

Net increase (decrease) in cash and cash equivalents	3,081	(1,137)
Cash and cash equivalents, beginning of fiscal year	4,581	5,718

Cash and cash equivalents, end of fiscal year	$7,662	$4,581

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	July 30, 2011	July 31, 2010
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$7,662	$4,581
Fixed income securities	35,562	34,029
Publicly traded equity securities	1,361	1,251

Total	$44,585	$39,861

INVENTORIES
Raw materials	$219	$217
Work in process	52	50
Finished goods:
Distributor inventory and deferred cost of sales	631	587
Manufactured finished goods	331	260

Total finished goods	962	847
Service-related spares	182	161
Demonstration systems	71	52

Total	$1,486	$1,327

PROPERTY AND EQUIPMENT, NET
Land, buildings, and building & leasehold improvements	$4,760	$4,470
Computer equipment and related software	1,429	1,405
Production, engineering, and other equipment	5,093	4,702
Operating lease assets	293	255
Furniture and fixtures	491	476

	12,066	11,308
Less accumulated depreciation and amortization	(8,150)	(7,367)

Total	$3,916	$3,941

OTHER ASSETS
Deferred tax assets	$1,864	$2,079
Investments in privately held companies	796	756
Other	441	371

Total	$3,101	$3,206

DEFERRED REVENUE
Service	$8,521	$7,428
Product:
Unrecognized revenue on product shipments and other deferred revenue	3,003	2,788
Cash receipts related to unrecognized revenue from two-tier distributors	683	867

Total product deferred revenue	3,686	3,655

Total	$12,207	$11,083

Reported as:
Current	$8,025	$7,664
Noncurrent	4,182	3,419

Total	$12,207	$11,083

SUMMARY OF SHARE-BASED COMPENSATION EXPENSE

(In millions)

The following table summarizes share-based compensation expense (in millions):

	Three Months Ended		Twelve Months Ended
	July 30, 2011	July 31, 2010	July 30, 2011	July 31, 2010
Cost of sales—product	$14	$14	$61	$57
Cost of sales—service	42	43	177	164

Share-based compensation expense in cost of sales	56	57	238	221

Research and development	108	114	481	450
Sales and marketing	160	158	651	602
General and administrative	59	62	250	244

Share-based compensation expense in operating expenses	327	334	1,382	1,296

Total share-based compensation expense	$383	$391	$1,620	$1,517

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

The income tax benefit for share-based compensation expense was $109 million and $444 million for the three and twelve months ended July 30, 2011, respectively, and $111 million and $415 million for the three and twelve months ended July 31, 2010, respectively.

RECONCILIATION OF GAAP TO NON-GAAP

COST OF SALES USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	July 30, 2011	April 30, 2011	July 31, 2010
GAAP cost of sales	$4,334	$4,207	$4,043

Share-based compensation expense	(56)	(60)	(57)
Amortization of acquisition-related intangible assets	(96)	(102)	(93)
Significant asset impairments and restructurings	(4)	(120)	—

Non-GAAP cost of sales	$4,178	$3,925	$3,893